As filed with the Securities and Exchange Commission on September 19, 2000
                                                      REGISTRATION NO.

                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                            THE SECURITIES ACT OF 1933

                          DYNASIL CORPORATION OF AMERICA
              (Exact name of registrant as specified in its charter)


        NEW JERSEY                                    22-1734088
(State or other jurisdiction of           (I.R.S. Employer identification No.)
incorporation or organization)

                                   385 COOPER ROAD
                            WEST BERLIN, NEW JERSEY  08091
                        (Address of principal executive offices)

                            1996 STOCK INCENTIVE PLAN
                            1999 STOCK INCENTIVE PLAN
                           EMPLOYEE STOCK PURCHASE PLAN
                         --------------------------------
                              (Full title of the Plan)

                         John Kane, Chief Financial Officer
                           Dynasil Corporation of America
                                385 Cooper Road
                          West Berlin, New Jersey  08091
                                 (856) 797-4600
                          --------------------------------
(Name, address and telephone number, including area code, of agent for service)

                                   with a copy to:

                             STEPHEN M. ROBINSON, ESQ.
                             STEPHEN M. ROBINSON, P.A.
                                172 Tuckerton Road
                            Medford, New Jersey  08055
                                 (856) 596-5530

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                      Proposed       Proposed
                                      Maximum        Maximum
Title of Securities      Amount       Offering       Aggregate    Amount of
 to be Registered        to be          Price        Offering     Registration
                       Registered     Per Unit       Price        Fee
-------------------------------------------------------------------------------
Common Stock, $.0005
  par value (2)(3)     58,723 shares    $   1.50  (1) $ 88,085     $ 23.26
Common Stock, $.0005
  par value (2)(4)    450,000 shares    $   1.50  (1)  675,000     $178.20
Common Stock, $.0005
  par value     (5)    94,261 shares    $   1.28 (6)  $120,654     $ 31.85
Common Stock, $.0005
  par value     (7)     9,274 shares    $    .25      $ 2,319     $    .62

TOTAL REGISTRATION FEE                                            $ 233.93
-------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $1.50 per share (the average of the high and low prices of the Registrant's common stock as reported on the OTC Bulletin Board on September 19, 2000) for the 58,723 shares reserved for issuance under the 1996 Stock Incentive Plan ("1996 Plan") and for 450,000 shares reserved for issuance under the 1999 Stock Incentive Plan ("1999 Plan").

(2) The amount being registered represents the maximum number of shares of Common Stock that may be issued by the Registrant upon the exercise of options and other stock-based awards granted or which may be granted under our 1996 and 1999 Plan. Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of such plan.

(3) Shares to be issued pursuant to the Dynasil Corporation of America 1996 Stock Incentive Plan

(4) Shares to be issued pursuant to the Dynasil Corporation of America 1999 Stock Incentive Plan

(5) Shares to be issued pursuant to the Dynasil Corporation of America Employee Stock Purchase Plan

(6) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $1.50 per share
    (the average of the high and low prices of the Registrant's common stock as reported on the OTC Bulletin Board on September 19, 2000) for the 94,261 shares reserved for issuance under the Employee Stock
     Purchase Plan.

(7) Shares previously issued pursuant to the Dynasil Corporation of America Employee Stock Purchase Plan at $.25 per share.

                 SUBJECT TO COMPLETION, DATED September 19, 2000

REOFFER PROSPECTUS

                                650,000 SHARES

                        DYNASIL CORPORATION OF AMERICA
                       Common Stock ($.0005 par value)


         This Prospectus relates to the reoffer and resale by certain selling shareholders of shares of our Common Stock, $.0005 par value, that have been issued as restricted stock pursuant to the Employee Stock Purchase Plan, and that may be issued by us to the Selling Shareholders upon (i) the exercise of outstanding stock options granted pursuant to our 1996 Stock Incentive Plan; the exercise of outstanding stock options granted pursuant to our 1999 Stock Incentive Plan; and (iii) the purchase of our stock by our employees pursuant to our Employee Stock Purchase Plan. With respect to the shares that may be issued to any of the selling shareholders or additional persons who may be deemed affiliates, this Prospectus also relates to certain shares underlying options which have not as of this date been granted. If and when such options are granted, we will distribute a Prospectus Supplement. The shares are being reoffered and resold for the account of the selling shareholders and we will not receive any of the proceeds from the resale of the shares.

         It is anticipated that the resale of their shares may be effected from time to time in one or more transactions on the open market, or in privately negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." We will bear all expenses in connection with the preparation of this Prospectus.

         Our common stock is traded on the OTC Bulletin Board under the symbol "DYSL." On September 19, 2000, the closing bid price for the common stock, as reported by the OTC Bulletin Board was $1.4375.

         Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense

                The date of this Prospectus is September 19, 2000.

WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.


                                TABLE OF CONTENTS



WHERE YOU CAN FIND MORE INFORMATION........................................ 2

INCORPORATION BY REFERENCE................................................. 3

GENERAL INFORMATION........................................................ 4

RISK FACTORS............................................................... 6

USE OF PROCEEDS............................................................ 11

SELLING SHAREHOLDERS....................................................... 11

PLAN OF DISTRIBUTION....................................................... 12

LEGAL MATTERS.............................................................. 12

EXPERTS.................................................................... 12

ADDITIONAL INFORMATION..................................................... 12

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

    (a) The Corporation's Annual Report on Form 10-KSB for the fiscal year ended
        September 30, 1999

   (b) The Corporation's proxy statement dated December 23, 1999, filed with the Securities and Exchange Commission on December 29, 1999

   (c) The Corporation's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1999, March 31, 2000 and June 30, 2000;

   (d)  Registrant's Form 10-SB Registration Statement filed October 1, 1999

   (e) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
        Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         You may request a copy of these filings (excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings) at no cost, by writing or telephoning us at the following address:

                           Dynasil Corporation of America
                           385 Cooper Road
                           West Berlin, NJ   08091
                           Attention: John Kane, Chief Financial Officer
                           (856) 767-4600

                               -----------------

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any selling shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                               GENERAL INFORMATION

PROSPECTUS SUMMARY

      We have provided you with a summary of important information on our business. You should read all the information in this prospectus for a more complete understanding. Some of the information has been incorporated from our SEC filings. You can obtain copies of this incorporated information from us without charge as described beginning on page 3. Please be sure to read "Risk Factors" beginning on page 6 for a description of the high risk involved in acquiring our shares.

                               THE COMPANY

Principal Executive     Dynasil Corporation of America
Offices:                385 Cooper Road
                        West Berlin, New Jersey 08091
                        (856) 767-4600

Our Business:

Dynasil Corporation of America ("Dynasil", "we", or the "Company") was incorporated in the State of New Jersey on October 20, 1960.

Business

We are primarily engaged in the manufacturing and marketing of customized synthetic fused silica products. We also distribute fused quartz material that we obtain from a variety of sources. Our products are used primarily as components of optical instruments, lasers, analytical instruments, semiconductor/electronic devices, spacecraft/aircraft components, and in devices for the energy industry. These include:

     o Optical components - lenses, prisms, reflectors, mirrors, filters, optical flats

     o Lasers - Beam Splitters, brewster windows, q-switches, medical/industrial lasers, exciter systems

     o Analytical Instruments - UV spectrophotometer cells, fire control devices, reticle substrates, interferometer plates

     o Energy - Laser/Tkamak fusion research isotope separation, solar cell covers

      o Semiconductor/Electronic -Microcircuit substrates, microwave devices, photomasks, sputter plates, microlithography optics

     o Spacecraft/Aircraft - Docking light covers, windows, re-entry heat shields, ring laser gyros


We have a two man sales force located in our corporate headquarters West Berlin, New Jersey that handles all domestic sales. We also use manufacture representatives in various foreign countries for international sales. Marketing efforts include direct customer contact through sales visits, advertising in trade publications and presentations at trade shows. Our products are distributed through direct sales and delivered by commercial carriers.

We compete for business in the optics industry primarily with two other manufacturers of synthetic fused silica and several distributors of their products. The manufacturers are Corning Incorporated, Canton, NY and Heraeus Quarzglas, Germany. Our principal competitive distributors include United Lens Company, Inc., Southbridge, MA, Advanced Glass Industries, Rochester, NY and Glass Fab, Inc., Rochester NY.

Market share in the optics industry is largely determined by a combination of quality, price and speed of delivery. We believe that we are competitive in the mid to high level quality markets. We feel that we do not compete as effectively for the lower quality markets because our price is not competitive, or in the very highest quality market because our manufacturing process is not currently able to produce product of sufficient quality.

All of the fused silica that we manufacture is produced using a single manufacturing process. The product is then graded to determine its quality. We have been able to sell the higher quality material at a higher price, and with higher profit margins. With respect to speed of delivery, we believe that we perform as well as or better than our competitors.

The primary raw material used in our manufacturing process is silicon tetrachloride, which we obtain from Teledyne Wah Chang. In the event we are unable to obtain silicon tetrachloride from our current supplier, it is available from Dow Chemical or Hemlock, Inc. at comparable prices.

We presently have over 150 customers, with 90% of our business being concentrated in our top 40 customers. Our four largest customers, Grimes Aerospace Company, Carl Zeiss, VLOC and Spectra Physics, each accounted for approximately 8.2%, 6.8%, 5.7%, 5.3%, 5.2%, respectively, of our total revenues during nine months ended June 30, 2000. Generally, our customers provide purchase orders for a specific quantity and quality of fused silica. These purchase orders generally are filled with fused silica from inventory or manufacture to order. Orders are generally filled over a period ranging from one month to one year. The loss of any of these customers would likely have a material adverse effect on our business, financial condition and results of operations.

Our business and financial condition would be materially adversely affected if we do not attain substantial additional business from these customers, or if we lose the business of any of these customers, and if we fail to attain substantial additional business from other customers.

Other than federal, state and local environmental laws, our manufacturing process is not subject to direct governmental regulation. Dynasil's manufacturing process, which includes storage of hazardous materials, is subject to a variety of federal, state and local environmental rules and regulations.
We make extensive use of engineering consultants to provide the technical expertise to help ensure that our equipment is in compliance with the environmental laws. Waste water and ground water testing is conducted quarterly by an engineering consultant, and the results are submitted directly to the appropriate regulating agencies. We are permitted to dispose of our waste water through the Camden County Municipal Utilities Authority. We have a permit to use an air scrubber system, which is tested periodically. The latest test was performed on March 28, 2000. We do not have a pending notice of violations and are aware of no potential violations. We train our employees in the proper handling of hazardous materials. There are no buried storage tanks on our property. A Phase I environmental audit, completed approximately two years ago, did not disclose any conditions requiring remediation. Our environmental compliance costs approximately $300,000 per year.

Our research and development activities primarily have involved changes to our manufacturing process and the introduction of equipment with newer technology. Improvements to our manufacturing process involved developing larger furnaces in order to produce larger fused silica boules, and replacing existing furnaces with higher quality equipment. We have spent approximately $1,300,000 to develop the larger furnaces and upgrade existing furnaces. An additional $400,000 was invested in additional glass processing equipment. Investigations into use of purer raw material, alternative fuels and improved distribution systems have been the primary emphasis of our research and development program. We have collaborated with the University of Missouri to develop uses for scrap fused silica, and with Northwestern University to develop methods to remelt scrap material.


                                RISK FACTORS

WE MAY NEVER PAY CASH DIVIDENDS ON OUR COMMON STOCK, IN WHICH EVENT PURCHASERS' ONLY RETURN ON THEIR INVESTMENT, IF ANY, WILL OCCUR ON THE SALE OF OUR STOCK.

We have never declared or paid a cash dividend. We presently intend to retain any future earnings for use in the business and do not presently intend to pay cash dividends in the foreseeable future.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF OUR OFFICERS AND DIRECTORS MAY INSULATE THEM FROM ACCOUNTABILITY TO STOCKHOLDERS AT SUBSTANTIAL COST TO US.


     Our by-laws include provisions whereby our officers and directors are to be indemnified against liabilities to the fullest extent permissible under New Jersey law. Our by-laws also limit a director's liability for monetary damages for breach of fiduciary duty, including gross negligence. In addition, we have agreed to advance the legal expenses of our officers and directors who are required to defend against claims. These provisions and agreements may have the effect of reducing the likelihood of suits against directors and officers even though such suits, if successful, might benefit us and our stockholders. Furthermore, your investment in may be adversely affected if we pay the cost of settlement and damage awards against directors and officers.

A LARGE BLOCK OF SHARES CAN BE SOLD UNDER RULE 144.

A large block of shares which were previously restricted can be sold under Rule
144. The sale of a large number of these shares could lower the price of our shares or make it harder to attract new investors.

RISKS RELATED TO OUR OPERATIONS

Our business may suffer if the optics industry fails to grow and evolve.

The optics industry as a whole, experiences:

  .  intense competition;

  . rapid technological changes resulting in short product life-cycles and consequent product obsolescence;

  .  significant fluctuations in product demand;

  .  economic cycles, including recessionary periods; and

  .  consolidation.

A recessionary period or other event leading to excess capacity affecting one or more segments of the optics industry we serve would likely result in intensified price competition, reduced margins and a decrease in sales.

THE LOSS OF MAJOR CUSTOMERS COULD ADVERSELY AFFECT US.

We presently have over 150 customers, with 90% of our business being concentrated in our top 40 customers. Our four largest customers, Grimes Aerospace Company, Carl Zeiss, VLOC and Spectra Physics, each accounted for approximately 8.2%, 6.8%, 5.7%, 5.3%, 5.2%, respectively, of our total revenues during nine months ended June 30, 2000. Generally, our customers provide purchase orders for a specific quantity and quality of fused silica. These purchase orders generally are filled with fused silica from inventory or manufacture to order. Orders are generally filled over a period ranging from one month to one year. The loss of any of these customers would likely have a material adverse effect on our business, financial condition and results of operations.

Our business and financial condition would be materially adversely affected if we do not attain substantial additional business from these customers, or if we lose the business of any of these customers, and if we fail to attain substantial additional business from other customers.

Because certain customers represent such a large part of our business, any of the following could negatively impact our business:

  .  the loss of one or more major customers;

  . a significant reduction or delay in purchases from any major customer; . discontinuance by any major customer of the sale of products we manufacture;

  . a reduction in demand for the products of major customers that we manufacture; or

  . the inability or unwillingness of a major customer to pay for products and services on a timely basis or at all.

Our customers do not enter into long-term purchase orders or commitments, and cancellations, reductions or delays in customer orders would adversely affect our profitability.

   The level and timing of orders placed by our customers vary due to:

  .  customer attempts to manage inventory;

  . changes in the customers' manufacturing strategy, such as a decision by a customer to either diversify or consolidate the number of service providers used or to manufacture their products internally; and

  .  variation in demand for customer products.

   We generally do not obtain long-term purchase orders or commitments from our customers. Instead, we work closely with our customers to anticipate delivery dates and future volume of orders based on customer forecasts. We rely on our estimates of anticipated future volumes when making commitments regarding:

  .  the levels of business that we will seek and accept;

  .  the timing of production schedules;

  .  the purchase of materials;

  . the purchase or leasing of facilities and equipment; and . the levels and utilization of personnel and other resources.

   Customers may cancel, reduce or delay orders that were either previously made or anticipated for a variety of reasons. Significant or numerous terminations, reductions or delays in our customers' orders could negatively impact our operating results. We often manufacture product based on customer forecasts, at times without a customer commitment to pay for them.


INCREASED COMPETITION MAY RESULT IN DECREASED DEMAND OR PRICES FOR OUR PRODUCTS.

   The optics industry is highly competitive. We compete against numerous U.S. and foreign manufacturing providers with global operations, as well as those who operate on a local or regional basis. In addition, current and prospective customers continually evaluate the merits of manufacturing products internally. Consolidation in the optics industry results in a continually changing competitive landscape. The consolidation trend in the industry also results in larger and more geographically diverse competitors who have significant combined resources with which to compete against us. Some of our competitors have substantially greater managerial, manufacturing, engineering, technical, financial, systems, sales and marketing resources than we do. These competitors may:

  .  respond more quickly to new or emerging technologies;
  . have greater name recognition, critical mass and geographic and market presence;
  .  be better able to take advantage of acquisition opportunities;
  . adapt more quickly to changes in customer requirements; and . devote greater resources to the development, promotion and sale of their products.

WE MAY BE OPERATING AT A COST DISADVANTAGE COMPARED TO MANUFACTURERS WHO HAVE GREATER DIRECT BUYING POWER FROM RAW MATERIAL SUPPLIERS OR WHO HAVE LOWER COST STRUCTURES.

Our manufacturing processes are generally not subject to significant proprietary protection, and companies with greater resources or a greater geographic and market presence may enter our market or increase their competition with us. Increased competition from existing or potential competitors could result in price reductions, reduced margins or loss of market share.

WE MAY NOT BE ABLE TO OBTAIN RAW MATERIALS OR COMPONENTS FOR OUR PRODUCT ON A TIMELY BASIS OR AT ALL.

We rely on a single or limited number of third-party suppliers for the raw materials used in the manufacturing process. We do not have any long-term supply agreements. Shortages of materials have occurred from time to time and will likely occur in the future. Raw materials or component shortages could result in shipping delays or increased prices which could adversely affect our ability to manufacture products for our customers on a timely basis or at acceptable cost. Moreover, the consolidation trend in our suppliers' industry results in changes in supply relationships and in the price, availability and quality of components and raw materials.

WE MAY NOT BE ABLE TO MAINTAIN OUR TECHNOLOGICAL AND MANUFACTURING PROCESS EXPERTISE.

   The markets for our manufacturing services are characterized by rapidly changing technology and evolving process development. The continued success of our business will depend upon our ability to:

  .  maintain and enhance our technological capabilities;

  . develop and market manufacturing services which meet changing customer needs; and

  . successfully anticipate or respond to technological changes in manufacturing processes on a cost-effective and timely basis.

We may incur significant liabilities if we fail to comply with environmental regulations.

   We are subject to environmental regulations relating to the use, storage, discharge, site cleanup, and disposal of hazardous chemicals used in our manufacturing processes. If we fail to comply with present and future regulations, or are required to perform site remediation, we could be subject to future liabilities or the suspension of production. Present and future regulations may also:

  .  restrict our ability to expand our facilities;

  .  require us to acquire costly equipment; or

  .  require us to incur other significant costs and expenses.


RISKS RELATED TO OUR COMMON STOCK

We anticipate that our net sales and operating results will fluctuate which could affect the price of our common stock.

Our net sales and operating results have fluctuated and may continue to fluctuate significantly from quarter to quarter. A substantial portion of our net sales in a given quarter may depend on obtaining and fulfilling orders to be manufactured and shipped in the same quarter in which those orders are received. In addition to the variability resulting from the short-term nature of our customers' commitments, the following factors may contribute to such fluctuations:

  . fluctuations in demand for our services or the products we manufacture; . shipment delays;
  . interruptions in manufacturing caused by earthquakes or other natural disasters;

  .  effectiveness in controlling manufacturing costs;
  .  changes in cost and availability of labor and components;
  . inefficiencies in managing inventory and accounts receivable, including inventory obsolescence and write-offs; and
  .  the levels at which we utilize our manufacturing capacity.

Our operating expenses are based on anticipated revenue levels and a high percentage of our operating expenses are relatively fixed in the short term. As a result, any unanticipated shortfall in revenue in a quarter would likely adversely affect our operating results for that quarter. Also, changes in our product mix may cause our margins to fluctuate which could negatively impact our results of operations for that period. Results of operations in any period should not be considered indicative of the results to be expected for any future period. It is likely that in one or more future periods our results of operations will fail to meet the expectations of securities analysts or investors, and the price of our common stock could decline significantly.

THE PRICE OF OUR COMMON STOCK HAS BEEN AND MAY CONTINUE TO BE VOLATILE.

The price of our common stock has been and may continue to be volatile. The price of our common stock may fluctuate significantly in response to a number of events and factors relating to our company, our competitors and the market for our services, many of which are beyond our control, such as:

  .  quarterly variations in our operating results;

  . announcements of new technological innovations, equipment or service offerings by us or our competitors;

  .  announcements of new products or enhancement by our customers;
  . changes in financial estimates and recommendations by securities analysts; and

  .  news relating to trends in our markets.

In addition, the stock market in general, and the market prices for technology companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of these companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our operating performance.

   Recently, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. We have been the subject of such a lawsuit. If any of our stockholders brought another securities class action lawsuit against us, we could incur substantial additional costs defending that lawsuit. The lawsuit could also divert the time and attention of our management and an adverse judgment could cause our financial condition or operating results to suffer.

WE RELY ON TRADE SECRET AND COPYRIGHT LAWS TO PROTECT THE PROPRIETARY TECHNOLOGIES THAT WE MAY DEVELOP.

There can be no assurance that trade secret and/or copyright laws will provide us with sufficient protection, that others will not develop technologies that are similar or superior to ours, or that third parties will not copy or otherwise obtain or use our technologies without our authorization. We have no patents or patent applications filed or pending.

              Special Note Regarding Forward-looking Statements

      Some of the statements contained in this prospectus, including information incorporated by reference, discuss future expectations, contain projections of future results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that may cause actual results to differ from projections include the risk factors set forth above.

                                 USE OF PROCEEDS

         The Company will receive the price of the shares of Common Stock offered pursuant to the 1996 Stock Incentive Plan, the 1999 Stock Incentive Plan and the Employee Stock Purchase Plan, when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the shares (the "Shares") of Common Stock, $.0005 par value ("Common Stock") by the selling shareholders.

                              SELLING SHAREHOLDERS

         This Prospectus relates to the reoffer and resale of Shares issued or that may be issued to the Selling Shareholders under the 1996 Stock Incentive Plan, the 1999 Stock Incentive Plan or the Employee Stock Purchase Plan.

         The following table sets forth (i) the number of shares of Common Stock beneficially owned by each Selling Shareholder at September 19, 2000, (ii) the number of Shares to be offered for resale by each selling shareholder (i.e., the total number of Shares acquired under the Employee Stock Purchase Plan),
(iii) the total number of shares underlying options held by the selling shareholders irrespective of whether such options are presently exercisable or exercisable within sixty days of September 19, 2000; and (iv) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after completion of the offering. The table is based upon 2,356,408 shares outstanding as of September 19, 2000.


                                                                          Number of shares of
                                                                                                   Common Stock/
                                                                             Number of         Percentage of Class to
                                               Number of shares of         Shares to be            be Owned After
                                              Common Stock Owned at         Offered for          Completion of the
Name, Position with Company                     April 30, 2000(1)             Resale                 Offering
----------------------------------------    ------------------------    -----------------    ------------------------

Bruce Leonetti, Vice President, Sales......       10,100                       10,000                   *


*less than one percent


(1) Does not include 1,274 shares sold to unnamed non-affiliates who hold less than 1% of the shares issuable under the plan

                              PLAN OF DISTRIBUTION

         It is anticipated that the Shares will be offered by the selling shareholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The selling shareholders have advised the Company that they are not parties to any agreement, arrangement or understanding as to such sales.


                    DISCLOSURE OF COMMISSION POSITION ON
               INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Section 14A:3-5 of New Jersey Business Corporation Law grants each corporation organized thereunder the power to indemnify its officers, directors, employees and agents on certain conditions against liabilities arising out of any action or proceeding to which any of them is a party by reason of being such officer, director, employee or agent. The Certificate of Incorporation also provides for the indemnification, to the fullest extent permitted by New Jersey Business Corporation Law, of such persons. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Stephen M. Robinson, P.A., 172 Tuckerton Road, Medford, New Jersey, 08055.


                                     EXPERTS

         The consolidated financial statements of Dynasil Corporation of America and subsidiaries as of September 30, 1999 and 1998 have been incorporated by reference in reliance upon the report of Haefele, Flanagan
& Co., p.c., independent   certified  public accountants, upon the authority of
said firm as experts in accounting and auditing.




PART II--INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this Registration Statement and are deemed to be a part hereof from the date of filing such documents by Dynasil Corporation of America (the "Corporation"):

    (a) The Corporation's Annual Report on Form 10-KSB for the fiscal year ended
         September 30, 1999; and

    (b) The Corporation's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1999, March 31, 2000 and June 30, 2000;

    (c) The Corporation's proxy statement dated December 23, 1999, filed with the Securities and Exchange Commission on December 29, 1999

   (d)  Registrant's Form 10-SB Registration Statement filed October 1, 1999

    All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The by-laws of the Company provide that every person who is or was a director or officer, employee or agent of the Company, or any person who serves or has served in any capacity with any other enterprise at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by law. The Company shall indemnify the persons listed above against all expenses and liabilities reasonably incurred by or imposed on them in connection with any proceedings to which they have been or may be made parties, or any proceedings in which they may have become involved by reason of being or having been a director or officer of the Company, or by reason of serving or having served another enterprise at the request of the Company, whether or not in the capacities of directors or officers of the Company at the time the expenses or liabilities are incurred.

New Jersey has enacted the following statutory indemnification provisions:

NJSA 14A:3-5. Indemnification of directors, officers and employees -

     (1) As used in this section,

     (a) "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

     (b) "Other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

    (c) "Expenses" means reasonable costs, disbursements and counsel fees;

     (d) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

     (e) "Proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

     (f) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (2) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

     (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

     (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs 14A:3-5(2)(a) and 14A:3-5(2)(b).

     (3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

     (4) Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

     (5) Any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3) may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) or subsection
        14A:3-5(3).
Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made

     (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

     (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

     (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

     (6) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

     (7) (a) If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under subsection 14A:3-5(4) or permitted under subsections 14A:3-5(2), 14A:3-5(3) and 14A:3-5(6), a corporate agent may apply to a court for an award of indemnification by the corporation, and such court

     (i) may award indemnification to the extent authorized under subsections 14A:3-5(2) and 14A:3-5(3) and shall award indemnification to the extent required under subsection 14A:3-5(4), notwithstanding any contrary determination which may have been made under subsection 14A:3-5(5); and

     (ii) may allow reasonable expenses to the extent authorized by, and subject to the provisions of, subsection 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

     (b) Application for such indemnification may be made

     (i) in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

     (ii) to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

     The application shall set forth the disposition of any previous application for indemnification and shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

     (8) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of > N.J.S.14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

     (9) Any corporation organized for any purpose under any general or special law of this State shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

     (10) The powers granted by this section may be exercised by the corporation, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

     (11) Except as required by subsection 14A:3-5(4), no indemnification shall be made or expenses advanced by a corporation under this section, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

     (12) This section does not limit a corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         9,274 shares were offered pursuant to Rule 701 to employees under the Employee Stock Purchase Plan prior to Registrant becoming a reporting company.

ITEM 8.  EXHIBITS.

Exhibit
Number              Description
-------             ------------

5    *  Opinion of Stephen M. Robinson, P.A.

10.03+ 1996 Stock Incentive Plan of the Registrant (Incorporated by reference from the Registrant's Registration Statement on Form 10 filed 10/1/99)

10.04+ 1999 Stock Incentive Plan of the Registrant (Incorporated by reference from the Registrant's Registration Statement on Form 10 filed 10/1/99)

10.05+ Employee Stock Purchase Plan of the Registrant (Incorporated by reference from the Registrant's Registration Statement on Form 10 filed 10/1/99)

10.06*  1999 Stock Incentive Plan of the Registrant, as amended July 25, 2000

10.07*  Employee Stock Purchase Plan of the Registrant, as amended July 25, 2000

23.1 *  Independent Auditors' Consent

23.2 *  Legal Counsel Consent (contained in Exhibit 5)

*Filed herewith
+Incorporated by reference

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly
authorized, in the Township of West Berlin, State of New Jersey on the       day
of August, 2000.

                                   DYNASIL CORPORATION OF AMERICA

                                   By:  /s/
                                       -----------------------------------
                                       Charles J. Searock, Jr.,
                                       President, Chief Executive Officer,
                                       Director

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                          Date
---------                        -----                          ----
BY: /s/ James Saltzman           Chairman of the Board of       August   , 2000
    ---------------------        Directors                      -----------------
    James Saltzman

BY: /s/ Charles J. Searock Jr.   President, CEO and Director    August   , 2000
    --------------------------                                  -----------------
    Charles J. Searock, Jr.

BY: /s/ John Kane                Secretary, Treasurer,          August   , 2000
    ---------------------        and Chief Financial Officer    -----------------
    John Kane                    (Principal Financial
                                 Officer and Principal
                                 Accounting Officer)

BY: /s/ Jan Melles               Director                       August   , 2000
    ---------------------                                       -----------------
    Jan Melles

BY: /s/ Nathan Schwartz          Director                       August   , 2000
    ---------------------                                       -----------------
    Nathan Schwartz

BY: /s/ Peter P. Bihuniak        Director                       August   , 2000
    ---------------------                                       -----------------
    Dr. Peter P. Bihuniak

BY: /s/ Robert Lear              Director                       August   , 2000
    ---------------------                                       -----------------
    Robert Lear



                                       -19